ALCOA CORPORATION

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director and/or officer (or
nominee) of Alcoa Corporation, a Delaware corporation (the "Company"), hereby constitute and appoint
Jeffrey D. Heeter, Marissa P. Earnest, Megan C. Yancey, Mary A. Vogel, Lynne
Thomas, and any
Assistant Secretary of the Company, and each of them, my true and lawful attorneys-in-fact and agents,
with full power to act, together or each without the other, with full power of substitution and resubstitution,
in the undersigned's name, place and stead, in any and all capacities, to prepare, execute and file for and
on behalf of the undersigned (i) any reports on Forms 3, 4 and 5 (including any amendments thereto and
any successors to such Forms) with respect to ownership, acquisition or disposition of securities of the
Company that the undersigned may be required to file with the U.S. Securities and Exchange
Commission (the "SEC") in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as
amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and with any stock
exchange or similar authority, (ii) any voluntary filings under Section 16(a) of the Exchange Act, (iii) a
Form ID (including amendments thereto) and any other documents necessary or appropriate to obtain
codes and passwords enabling the undersigned to electronically file reports required by Section 16(a) of
the Exchange Act or any rule or regulation of the SEC, (iv) any reports that may be required under SEC
Rule 144 to permit the undersigned to sell Company common stock without registration under the
Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule
144 as amended from time
to time, or (v) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorneys-in-fact may approve in such attorney-in-fact's or attorneys-in-facts'
discretion.

      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the
request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Exchange Act or the Securities
Act.  The Company will
use all reasonable efforts to apprise the undersigned of applicable filing requirements for purposes of
Section 16(a) of the Exchange Act or the Securities Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by
the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.  This Power of Attorney revokes and replaces any prior Power of Attorney executed by
the undersigned with respect to the matters described herein.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of
this 5th day of July, 2023.

Signature __/s/ Roberto Oliveira Marques_____

Printed Name _Roberto Oliveira Marques_____